                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE             Investor Contact:   David Tucker  281-406-2370
August 4, 2003                    Media Contact:      Rose Bratton  281-406-2212


        PARKER UPDATES ON ASSET SALES AND REPORTS SECOND QUARTER RESULTS

HOUSTON - Parker Drilling Company (NYSE:PKD) announced today that while to date it has not met its self-imposed goal for asset sales, it continues to expect to reach agreements to sell a significant package of assets. The assets identified for sale include 16 land rigs in Latin America and seven jackup and four platform rigs in the Gulf of Mexico. The company has been in discussions with a third party and had hoped to sign a definitive agreement for the sale of these assets on Friday, August 1, 2003; however, a request for a material change in terms by the third party was rejected by the company and has resulted in a withdrawal of the offer by such party.

"While we are disappointed that the termination of these negotiations will delay our asset sale goals, we anticipate concluding transactions that will achieve a number of our goals," said Robert L. Parker Jr., president and chief executive officer. "The company remains committed to reducing its debt levels by approximately $200 million from assets sales and cash flow.

"In connection with the ultimate sale of an asset package we intend to access the capital markets to raise additional funds to combine with the sale proceeds that will enable us to restructure our debt maturity schedule in a manner that addresses our debt maturities for both 2004 and 2006. The company also intends to secure a new bank credit facility, which will replace the existing facility that expires in October 2003.

"For the future, we will concentrate on expanding the company's presence in certain international oil and gas markets consistent with our long term strategic plan, such as the CIS, the Middle East and the Far East. These efforts will be in addition to our continued involvement in the Gulf of Mexico through our barge rig operations, Quail Tools and related opportunities," Parker said.

Parker Drilling will continue its efforts to reduce its debt-to-equity ratio to the range of 50 to 55 percent through a variety of alternatives, including additional asset sales, use of cash and non-dilutive equity transactions.

Second Quarter Results:

For the quarter ended June 30, 2003, Parker Drilling reported revenues of $73.9 million and a net loss of $74.4 million, or $0.80 per share, compared to a net loss of $11.5 million or $0.12 per share on revenues of $83.7 million for the second quarter of 2002. The net loss includes those assets identified as a part of the expected sale. These assets have been reclassified as discontinued operations and reflect a loss of $60.7 million or $0.65 per share for the quarter, including a $54.0 million impairment provision. For the quarter ended June 30, 2003, the net loss from continuing operations was

$13.7 million or $0.15 per share compared to a net loss of $7.7 million or $0.08 per share for the second quarter of 2002.

For the first six months of 2003, Parker Drilling reported revenues of $151.8 million and a loss of $90.6 million, or $0.98 per share, including a loss from discontinued operations of $66.3 million or $0.72 per share. For the first six months of 2002, Parker Drilling reported a net loss of $95.7 million, or $1.04 per share on revenues of $169.9 million. The loss for 2002 included impairment to goodwill of $73.1 million or $0.79 per share. The net loss from continuing operations for the first six months of 2003 was $24.3 million or $0.26 per share compared to a loss of $9.5 million or $0.10 per share for the first six months of 2002.

Drilling and rental operating income from continuing operations was $24.2 million for the second quarter of 2003. This compares to drilling and rental operating income of $28.1 million for the first quarter of 2003, and $27.9 million for the second quarter of 2002.

Utilization of international land rigs for continuing operations is currently 38 percent. Average utilization was 32 percent in the second quarter of 2003 compared to average utilization of 29 percent for the first quarter of 2003. Utilization of Parker Drilling's Gulf of Mexico rigs for continuing operations is currently 36 percent. Average utilization was 55 percent in the second quarter of 2003 compared to an average utilization of 52 percent in the first quarter of 2003.

Capital expenditures for the three months and six months ended June 30, 2003, were $8.3 million and $15.2 million, respectively. Total debt was $571.3 million at June 30, 2003, and the company's cash balance was $66.0 million.

As a result of the proposed asset sales and the slower than expected turnaround in utilization and dayrates, the company is revising its 2003 estimated loss from continuing operations to $0.38 - $0.42 per share. The revised estimate includes costs associated with the proposed debt restructuring.

Parker Drilling has scheduled a conference call at 10 a.m. CDT August 4, 2003, to discuss second quarter 2003 results. Those interested in participating in the call may dial in at (303) 262-2127. The conference call replay can be accessed from noon CDT August 4, 2003, until 6 p.m. CDT August 11, 2003, by dialing (303) 590-3000 and using the access code 544549#. Alternatively, the call can be accessed live through the Investor Relations section of the Parker Web site at http://www.parkerdrilling.com. The archived call will be available on the Web for 90 days, and the earnings release will be available for no less than 12 months.

This release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of the Securities Acts. All statements, other than statements of historical facts, that address activities, events or developments that the company expects, projects, believes or anticipates will or may occur in the future, the outlook for rig utilization and dayrates, general industry conditions including bidding activity, future operating results of the company's rigs and rental tool operations, capital expenditures, expansion and growth opportunities, asset sales and other such matters, are forward-looking statements. Although the company believes that its expectations stated in this release are based on reasonable assumptions, actual results may differ from those expressed or implied in the forward-looking statements. For a more detailed discussion of risk factors, please refer to the company's reports filed with the SEC, and in particular, the report on Form 10-K for the year ended December 31, 2002. Each forward-looking statement speaks only as of the date of this release, and the company undertakes no obligation to publicly update or revise any forward-looking statement.

                    PARKER DRILLING COMPANY AND SUBSIDIARIES
                 Consolidated Condensed Statement of Operations
                                  (Unaudited)

                                                               Three Months Ended                 Six Months Ended
                                                                      June 30,                        June 30,
                                                           ----------------------------     ---------------------------
                                                                2003            2002            2003          2002
                                                           ------------    ------------     -----------   -------------
                                                                              (Dollars in Thousands)
DRILLING AND RENTAL REVENUES
   U.S. Drilling                                           $     18,076    $     18,900    $     35,721    $     35,145
   International Drilling                                        42,091          51,516          89,803         109,363
   Rental Tools                                                  13,699          13,243          26,312          25,354
                                                           ------------    ------------    ------------    ------------
TOTAL DRILLING AND RENTAL REVENUES                               73,866          83,659         151,836         169,862
                                                           ------------    ------------    ------------    ------------
DRILLING AND RENTAL OPERATING EXPENSES
   U.S. Drilling                                                 13,403          13,580          25,502          25,531
   International Drilling                                        30,641          36,401          62,988          75,165
   Rental Tools                                                   5,592           5,786          11,008          11,395
                                                           ------------    ------------    ------------    ------------
TOTAL DRILLING AND RENTAL OPERATING EXPENSES                     49,636          55,767          99,498         112,091
                                                           ------------    ------------    ------------    ------------
DRILLING AND RENTAL OPERATING INCOME                             24,230          27,892          52,338          57,771
                                                           ------------    ------------    ------------    ------------
Construction Contract Revenue                                     3,703          47,011           5,969          64,663
Construction Contract Expense                                     2,703          47,011           4,969          63,409
                                                           ------------    ------------    ------------    ------------
NET CONSTRUCTION CONTRACT OPERATING INCOME                        1,000              --           1,000           1,254
                                                           ------------    ------------    ------------    ------------
Depreciation and Amortization                                    17,256          16,960          34,398          33,081
General and Administrative Expense                                5,321           5,573          10,406          12,486
                                                           ------------    ------------    ------------    ------------

TOTAL OPERATING INCOME                                            2,653           5,359           8,534          13,458
                                                           ------------    ------------    ------------    ------------
OTHER INCOME AND (EXPENSE)
   Interest Expense                                             (13,305)        (12,633)        (26,749)        (25,097)
   Other Income (Expense) - Net                                     880          (3,508)          1,649          (2,581)
                                                           ------------    ------------    ------------    ------------
TOTAL OTHER INCOME AND (EXPENSE)                                (12,425)        (16,141)        (25,100)        (27,678)
                                                           ------------    ------------    ------------    ------------
LOSS BEFORE INCOME TAXES                                         (9,772)        (10,782)        (16,566)        (14,220)
                                                           ------------    ------------    ------------    ------------
INCOME TAX EXPENSE (BENEFIT)
   Current                                                        3,947           1,390           7,741           4,945
   Deferred                                                          --          (4,500)             --          (9,700)
                                                           ------------    ------------    ------------    ------------
TOTAL INCOME TAX EXPENSE (BENEFIT)                                3,947          (3,110)          7,741          (4,755)
                                                           ------------    ------------    ------------    ------------

LOSS FROM CONTINUING OPERATIONS                                 (13,719)         (7,672)        (24,307)         (9,465)
Discontinued Operations, Net of Taxes                           (60,689)         (3,817)        (66,302)        (13,093)
Cumulative Effect of Change in Accounting Principle                  --              --              --         (73,144)
                                                           ------------    ------------    ------------    ------------

NET LOSS                                                   $    (74,408)   $    (11,489)   $    (90,609)   $    (95,702)
                                                           ============    ============    ============    ============


LOSS PER SHARE - BASIC AND DILUTED
   Loss From Continuing Operations                         $      (0.15)   $      (0.08)   $     (0.26)    $      (0.10)
   Discontinued Operations, Net of Taxes                   $      (0.65)   $      (0.04)   $     (0.72)    $      (0.15)
   Cumulative Effect of Change in Accounting Principle     $         --    $         --    $         --    $      (0.79)
   Net Loss                                                $      (0.80)   $      (0.12)   $     (0.98)    $      (1.04)


AVERAGE COMMON SHARES OUTSTANDING
   Basic and Diluted                                         93,011,361      92,356,482     92,929,914       92,292,205

                    PARKER DRILLING COMPANY AND SUBSIDIARIES
                      Consolidated Condensed Balance Sheet
                                   (Unaudited)

                                                                              June 30, 2003              December 31, 2002
                                                                              -------------              -----------------
                                                                                      (Dollars in Thousands)
                              ASSETS

CURRENT ASSETS
   Cash and Cash Equivalents                                                    $ 65,969                      $ 51,982
   Accounts and Notes Receivable, Net                                             83,011                        89,363
   Rig Materials and Supplies                                                     13,376                        17,161
   Other Current Assets                                                            2,324                         8,631
                                                                                --------                      --------
      TOTAL CURRENT ASSETS                                                       164,680                       167,137
                                                                                --------                      --------

PROPERTY, PLANT AND EQUIPMENT, NET                                               420,031                       641,278

DISCONTINUED OPERATIONS                                                          145,626                            --

DEFERRED CHARGES AND OTHER ASSETS
   Goodwill, Net                                                                 115,983                       115,983
   Other Assets                                                                   19,188                        28,927
                                                                                --------                      --------
      TOTAL DEFERRED CHARGES AND OTHER ASSETS                                    135,171                       144,910
                                                                                --------                      --------
TOTAL ASSETS                                                                    $865,508                      $953,325
                                                                                ========                      ========


               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts Payable and Accrued Liabilities                                     $ 56,928                      $ 50,742
   Current Maturities of Long-Term Debt                                            6,169                         6,486
   Other Current Liabilities                                                       8,595                         4,347
                                                                                --------                      --------
TOTAL CURRENT LIABILITIES                                                         71,692                        61,575
                                                                                --------                      --------

LONG-TERM DEBT                                                                   565,168                       583,444

DISCONTINUED OPERATIONS                                                            7,699                            --

OTHER LIABILITIES                                                                 10,182                         7,680

STOCKHOLDERS' EQUITY                                                             210,767                       300,626
                                                                                --------                      --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $865,508                      $953,325
                                                                                ========                      ========



Current Ratio                                                                       2.30                          2.71

Total Debt as a % of capitalization                                                  73%                           66%

Book Value per common share                                                    $    2.26                     $    3.24

                 PARKER DRILLING COMPANY AND SUBSIDIARIES
                         Selected Financial Data
                               (Unaudited)

                                                                                         THREE MONTHS ENDED
                                                                          ------------------------------------------
                                                                                  JUNE 30,                 MARCH 31,
                                                                          ------------------------         ---------
                                                                            2003           2002              2003
                                                                          --------        --------         --------
                                                                                   (Dollars in Thousands)
DRILLING AND RENTAL REVENUES
     U.S. Drilling                                                        $ 18,076        $ 18,900         $ 17,645
     International Land Drilling                                            23,678          29,331           24,804
     International Offshore Drilling                                        18,413          22,185           22,908
     Rental Tools                                                           13,699          13,243           12,613
                                                                          --------        --------         --------
       TOTAL DRILLING AND RENTAL REVENUES                                   73,866          83,659           77,970
                                                                          --------        --------         --------
DRILLING AND RENTAL OPERATING EXPENSES
     U.S. Drilling                                                          13,403          13,580           12,099
     International Land Drilling                                            16,671          18,711           16,155
     International Offshore Drilling                                        13,970          17,690           16,192
     Rental Tools                                                            5,592           5,786            5,416
                                                                          --------        --------         --------
       TOTAL DRILLING AND RENTAL OPERATING EXPENSES                         49,636          55,767           49,862
                                                                          --------        --------         --------

DRILLING AND RENTAL OPERATING INCOME
     U.S. Drilling                                                           4,673           5,320            5,546
     International Land Drilling                                             7,007          10,620            8,649
     International Offshore Drilling                                         4,443           4,495            6,716
     Rental Tools                                                            8,107           7,457            7,197
                                                                          --------        --------         --------
       TOTAL DRILLING AND RENTAL OPERATING INCOME                           24,230          27,892           28,108

     Construction Contract Operating Income                                  1,000              --               --
                                                                          --------        --------         --------
TOTAL OPERATING INCOME FROM CONTINUING OPERATIONS                         $ 25,230        $ 27,892         $ 28,108
                                                                          ========        ========         ========


                       Marketable Rig Count Summary
                           As of June 30, 2003

                                                                                                             TOTAL
                                                                                                          ------------
     U.S. GULF OF MEXICO BARGE RIGS
          Workover                                                                                             8
          Intermediate                                                                                         5
          Deep                                                                                                 9
                                                                                                          ------------
     TOTAL U.S. GULF OF MEXICO BAR  GE RIGS                                                                   22
                                                                                                          ------------
     INTERNATIONAL LAND RIGS
          Asia Pacific                                                                                        12
          Africa/Middle East                                                                                   3
          CIS                                                                                                  9
                                                                                                          ------------
     TOTAL INTERNATIONAL LAND RIGS                                                                            24

     INTERNATIONAL BARGE RIGS
          Nigeria                                                                                              4
          Caspian Sea                                                                                          1
                                                                                                          ------------
     TOTAL INTERNATIONAL BARGE RIGS                                                                            5

     TOTAL INTERNATIONAL RIGS                                                                                 29
                                                                                                          ------------
     RIGS HELD FOR SALE
          U.S. Gulf of Mexico Platform Rigs                                                                    4
          U.S. Gulf of Mexico Jackup Rigs                                                                      7
          Latin America Land Rigs (a)                                                                         17
                                                                                                          ------------
     TOTAL RIGS HELD FOR SALE                                                                                 28

     TOTAL MARKETABLE RIGS                                                                                    79
                                                                                                          ============


     (a) The sale of one Latin America land rig was finalized mid July, 2003. As of July 31st 16 land rigs remain in Latin America.